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                         NOTICE OF GUARANTEED DELIVERY
                                WITH RESPECT TO
                          7.25% SENIOR NOTES DUE 2007
                                       OF
                            FIRST BRANDS CORPORATION
           PURSUANT TO THE PROSPECTUS DATED                   , 1997

     This form must be used by a holder of 7.25% Senior Notes due 2007 (the 'Notes') of First Brands Corporation, a Delaware corporation (the 'Company'), who wishes to tender Notes to the Exchange Agent pursuant to the guaranteed delivery procedures described in 'The Exchange Offer -- Guaranteed Delivery
Procedures'  of the Company's  Prospectus, dated                     , 1997 (the
'Prospectus') and in Instruction 2 to the related Letter of Transmittal. Any holder who wishes to tender Notes pursuant to such guaranteed delivery procedures must ensure that the Exchange Agent receives this Notice of Guaranteed Delivery prior to the Expiration Date of the Exchange Offer. Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus or the Letter of Transmittal.

  THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW  YORK
  CITY  TIME, ON                     UNLESS  EXTENDED (THE 'EXPIRATION DATE').

                              THE BANK OF NEW YORK
                             (the 'Exchange Agent')

            By Overnight Carrier or by Hand:                           By Registered or Certified Mail:
                  The Bank of New York                                       The Bank of New York
                   101 Barclay Street                                        101 Barclay Street-7E
             Corporate Trust Services Window                               New York, New York 10286
                      Ground Level                                       Attn: Reorganization Section
                New York, New York 10286
              Attn: Reorganization Section

     DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an 'Eligible Institution' under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

     The undersigned hereby tenders to the Company, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal, receipt of which is hereby acknowledged, the principal amount of Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus and in Instruction 2 of the Letter of Transmittal.

     The undersigned hereby tenders the Notes listed below:

        CERTIFICATE NUMBER(S) (IF KNOWN) OF NOTES OR             AGGREGATE PRINCIPAL       AGGREGATE PRINCIPAL
          ACCOUNT NUMBER AT THE BOOK-ENTRY FACILITY               AMOUNT REPRESENTED         AMOUNT TENDERED




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
                                          PLEASE SIGN AND COMPLETE
Signatures of Registered Holder(s) or
Authorized Signatory:  ..............................  Date:  ....................................... , 1997
 ....................................................  Address:  ...........................................
 ....................................................  .....................................................
Name(s) of Registered Holder(s):  ...................  Area Code and Telephone No.  ........................
 ....................................................
 ....................................................



     This Notice of Guaranteed  Delivery must be  signed by the  Holder(s) exactly as  their name(s) appear  on certificates  for Notes or on a security position listing as  the owner of Notes, or by person(s) authorized to become Holder(s)  by  endorsements and  documents  transmitted with  this  Notice of  Guaranteed  Delivery.  If signature  is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

                                     Please print name(s) and address(es)

Name(s):  .....................................................................................................
 ..............................................................................................................
Capacity:  ....................................................................................................
Address(es):  .................................................................................................
 ..............................................................................................................


                                                 GUARANTEE
                                  (NOT TO BE USED FOR SIGNATURE GUARANTEE)
     The undersigned, a  firm which  is a  member of a  registered national  securities exchange  or of  the
National  Association of Securities Dealers, Inc., or is a commercial bank or trust company having an office or correspondent  in the  United States,  or is  otherwise an  'eligible guarantor  institution' within  the meaning  of Rule 17Ad-15 under the Securities Exchange Act  of 1934, as amended, guarantees deposit with the
Exchange Agent of the Letter of Transmittal (or facsimile thereof), together with the Notes tendered  hereby in  proper form for  transfer (or confirmation  of the book-entry  transfer of such  Notes into the Exchange
Agent's account at  the Book-Entry  Transfer Facility  described in the  prospectus under  the caption  'The
Exchange  Offer  -- Procedures  for Tendering'  and in  the Letter  of Transmittal)  and any  other required documents, all by 5:00 p.m., New York City time, on the fifth New York Stock Exchange trading day  following the Expiration Date.

Name of firm  .......................................  .....................................................
                                                       (AUTHORIZED SIGNATURE)
Address  ............................................  Name  ...............................................
 ....................................................  (PLEASE PRINT)
(INCLUDE ZIP CODE)                                     Title  ..............................................
Area Code and Tel. No.  .............................  Dated  ....................................... , 1996

     DO NOT SEND SECURITIES WITH THIS FORM. ACTUAL SURRENDER OF SECURITIES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, AN EXECUTED LETTER OF TRANSMITTAL.

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                 INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

     1. Delivery of this Notice of Guaranteed Delivery. A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth herein prior to the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and sole risk of the holder, and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. As an alternative to delivery by mail, the holders may wish to consider using an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedures, see Instruction 2 of the Letter of Transmittal.

     2. Signatures on this Notice of Guaranteed Delivery. If this Notice of Guaranteed Delivery is signed by the registered holder(s) of the Notes referred to herein, the signature must correspond with the name(s) written on the face of the Notes without alteration, enlargement, or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a participant of the Book-Entry Transfer Facility whose name appears on a security position listing as the owner of the Notes, the signature must correspond with the name shown on the security position listing as the owner of the Notes.

     If this Notice of Guaranteed Delivery is signed by a person other than the registered holder(s) of any Notes listed or a participant of the Book-Entry Transfer Facility, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name of the registered holder(s) appears on the Notes or signed as the name of the participant shown on the Book-Entry Transfer Facility's security position listing.

     If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and submit with the Letter of Transmittal evidence satisfactory to the Company of such person's authority to so act.

     3. Requests for Assistance or Additional Copies. Questions and requests for assistance and requests for additional copies of the Prospectus may be directed to the Exchange Agent at the address specified in the Prospectus. Holders may also contact their broker, dealer, commercial bank, trust company, or other nominee for assistance concerning the Exchange Offer.


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